SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549




                                  FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): July 23, 2003


                           THE INTERGROUP CORPORATION
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                Exact Name of Registrant as Specified in Its Charter

                                  Delaware
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                 (State or Other Jurisdiction of Incorporation)

       1-10324                                      13-3293645
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(Commission File Number)                 (IRS Employer Identification Number)


 820 Moraga Drive, Los Angeles, CA                           90049
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(Address of Principal Executive Offices)                    Zip Code


                               (310) 889-2500
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             (Registrant's Telephone Number, Including Area Code)

                                   N/A
           ----------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)







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ITEM 5.  Other Events.

On July 23, 2003, The InterGroup Corporation ("InterGroup" or the "Company") was notified by the Staff of The Nasdaq Stock Market, Inc. ("Nasdaq") that it granted the Company an extension to comply with Nasdaq's minimum $10,000,000 shareholders' equity requirement for continued listing on The Nasdaq National Market set forth in Marketplace Rule 4450(a)(3). As a condition of that extension, the Company was required to file with the SEC and Nasdaq a public document disclosing the notification of the deficiency and the details of certain transactions which positively impacted shareholders' equity.

On May 23, 2003, InterGroup was notified by the Staff of Nasdaq that it had fallen below the minimum $10,000,000 shareholders' equity requirement. As set forth in the Company's Consolidated Balance Sheet, filed as part of its Quarterly Report on Form 10-QSB for the period ended March 31, 2003, the Company's shareholders' equity was $9,794,000 at the end of that quarterly period. Since March 31, 2003, the date of the of the Company's last publicly filed financial statements, two significant events have increased the Company's shareholders' equity above the minimum $10,000,000 requirement. The Company previously reported each of those events in separate Form 8-K filings.

On April 17, 2003, the Company entered into a settlement of an insurance coverage case pursuant to which it received net proceeds of approximately $2,235,000 on April 22, 2003. As reported, the Company recorded the net settlement amounts as other income in the fourth quarter of its fiscal year ending June 30, 2003, which was the period in which they were received.

On May 16, 2003, the Chairman of the Company settled his related party promissory note to the Company in the principal amount of $1,437,500. The Chairman made a cash payment to the Company in the amount of $722,683.50, which was equal to one half of the principal and accrued interest due on the note. The balance of the obligation was satisfied through the forgiveness of debt. The amounts due on the note had been reflected as a reduction in shareholders' equity on the Company's balance sheet as of March 31, 2003.
The cash portion of the settlement had the immediate impact of increasing the Company's shareholders' equity by $722,683. Although the forgiveness of debt portion was recorded as a compensation expense, it is more than offset by the receipt of the insurance settlement in the amount of $2,235,000.

As a result of the significant events discussed above, the Company's shareholders' equity has been in excess of $10,000,000 since at least May 16, 2003. There have be no adverse financial events or results since that date which would cause the Company to fall below that minimum requirement for continued listing on The Nasdaq National Market.


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                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE INTERGROUP CORPORATION

Dated: July 24, 2003                     By  /s/ Michael G. Zybala
                                             -----------------------------
                                             Michael G. Zybala
                                             Assistant Secretary and Counsel


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